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                                                                    EXHIBIT 32.7

        Certification Pursuant to Section 1350 of Chapter 63 of Title 18
                            of the United States Code

     I, Thomas M. O'Flynn, Chief Financial Officer of PSEG Energy Holdings L.L.C., to the best of my knowledge, certify that (i) the Quarterly Report of PSEG Energy Holdings L.L.C. on Form 10-Q for the quarter ended September 30, 2004 (the "Periodic Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of PSEG Energy Holdings L.L.C.


                                    /s/ Thomas M. O'Flynn
                                    --------------------------------------------
                                    Thomas M. O'Flynn
                                    PSEG Energy Holdings L.L.C.
                                    Chief Financial Officer
                                    October 29, 2004